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                               PRICING SUPPLEMENT

                                                     Registration No. 333-108272
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes



Pricing Supplement No. 1                                   Trade Date: 09/22/03
(To Prospectus dated September 8, 2003 and Prospectus      Issue Date: 09/25/03
Supplement dated September 12, 2003)

The date of this Pricing Supplement is September 24, 2003



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
         CUSIP
          or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UGJ7              $7,983,000.00              5.00%                 09/15/18                 100%



    Interest Payment
       Frequency                                                                 Dates and terms of redemption
      (begin date)          Survivor's Option       Subject to Redemption      (including the redemption price)
      ------------          -----------------       ----------------------      --------------------------------
        monthly                    Yes                       Yes                        100% 9/15/2004
      (10/15/2003)                                                                 semi-annually thereafter



                              Discounts and
    Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
    ---------------            -----------            -----------                ------              -----------
     $7,855,272.00             $127,728.00               $3.50             ABN AMRO Financial
                                                                             Services, Inc.
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